EXHIBIT 99.1

IMPERIAL INDUSTRIES

Moderator: Danny Ponce

April 1, 2009

3:00 pm CT

Coordinator:

Welcome and thank you for standing by. At this time all participants are in a listen only mode. During the question and answer session if you'd like to ask a question, please press star 1 on your touchtone phone.

Today's call is being recorded. If you have any objections, you may disconnect at this time. I would now like to turn the meeting over to one of your speakers, Mr. Daniel Ponce. Thank you. You may begin.

Daniel Ponce:

Thank you (Lisa). Good afternoon. I'd like to welcome everyone to the Imperial Industries investor conference call. The purpose of the conference call is to discuss recent corporate developments relative to yesterday's year-end and fourth quarter 2008 earnings release.

The year-end and fourth quarter results were released on Tuesday, March 31, 2009 after the market closed. If for some reason you've not received a copy of the news release, you may obtain a copy from the Company's web-site, www.imperialindustries.com.

In addition, the Company refers you to its most recent Form 10-K filed with the Securities and Exchange Commission on March 31, 2009 for a more in depth discussion of matters related to the Company's financial performance for the last year and for the three months ended December 31, 2008.

On the call today we have myself, the Company's Chairman of the Board, S. Daniel Ponce, as well as the Company's Executive Vice President, Chief Operating Officer, Howard L. Ehler and Steven Healy, the Company's Chief Financial Officer.

Following our remarks we will entertain questions. Before we get started, we would like to remind you that this conference call may contain forward-looking statements regarding future events or the future financial performance of the Company including without limitation growth opportunities and other statements that refer to the Company's plans, prospects, expectations, strategies, intentions and beliefs.

These forward-looking statements are based upon the information available to the Company's management as of today and the Company assumes no obligation to update these statements as circumstances arise.

The Company's future performance involves many risks, uncertainties and assumptions that are difficult to predict. The Company's actual results may vary.

Please refer to the cautionary statements regarding such matters included in the Company's most recent filed Form 10-K and our other public filings filed with the Securities and Exchange Commission.

At this time I would like to turn the discussion over to Mr. Howard Ehler. Howard.

Howard Ehler:

Thank you Danny. I'd like to briefly provide the financial highlights for the year and fourth quarter ended December 31, 2008.

Net sales for the year ended December 31, 2008 were $32,966,000, compared to $41,685,000 in 2007, a decrease of 20.9%. For the year ended December 31, 2008, the Company had a net loss including discontinued operations, of $6,689,000 or $2.66 per diluted share, compared to a net loss, including discontinued operations of $1,321,000, or $.53 per diluted share, for 2007.

Results for 2008 and 2007 include an after-tax charge of $2,194,000, or $.87 per diluted share, and $375,000, or $.15 per diluted share, respectively, for discontinued operations related to the closure of five under-performing distribution facilities in 2008.

Net sales for the fourth quarter of 2008 were $8,046,000, compared to $7,459,000 for the same period in 2007, an increase of 7.9%.

For the fourth quarter ended December 31, 2008, the Company had a net loss, including discontinued operations, of $2,094,000 or $.83 per diluted share, compared to a net loss of $1,478,000, or $.59 per diluted share for the prior year period.

Discontinued operations in 2008 accounted for losses of $582,000, or $.23 per diluted share, and $306,000, or $.12 per diluted share, in 2008 and 2007, respectively.

The year and fourth quarter 2008 results reflect an ongoing reduction in industry demand for the Company's products principally because of the adverse general economic conditions prevalent in the United States economy over the last two years.

The reduction in residential building activity in Florida since the second quarter of 2006 continued to decline through the fourth quarter of 2008 and caused further decreases in sales. Because a significant portion of the Company's costs are fixed in nature, the decline in sales had a more severe adverse effect on the results of operations.

Based upon these and other factors, the Company's independent registered public accounting firm has added an explanatory paragraph in its audit opinion for the Company's financial statements for the year ended December 31, 2008 raising substantial doubt about the Company's ability to continue as a going concern.

Daniel Ponce:

Howard, thank you. This is Mr. Ponce again. The continuing decline in construction activity experienced in our markets has caused a sharp contraction in product demand and has had a negative impact on our financial results for the year and fourth quarter ended December 31, 2008.

The Company's management has and has continued to take action to adjust operations, maintain liquidity and improve operating results. These steps include closure in 2008 of five under performing distribution facilities to reduce on-going losses principally because of the lack of sufficient demand for the Company's products.

Two. Implementation of cost reduction initiatives to reduce the size of our workforce and eliminate unproductive costs in our operations. Three. Implementation of more stringent credit and collection procedures and controls in an attempt to reduce delays outstanding, I'm sorry, days outstanding of trade accounts receivable and improve working capital.

Five. Introduction of a broader range of products to both the residential and commercial markets in early 2008 with the objective of generating increased sales from existing customers and to attract new customers.

Seven.  Invested in new product inventory and new sales personnel in early 2008 to improve sales.

Eight. Obtained additional financing in 2008 of approximately $935,000 from the sale-leaseback of a Company-owned facility and the refinancing of existing mortgage indebtedness on a parcel of real estate to take advantage of the significant equity in both of those properties.

Nine. Eliminated cash bonuses for all senior management 2008 and reduced the pay to both senior management and the majority of the Company's employees in 2009.

Ten. Retained an investment banker in 2009, in February 2009, with the primary purpose to obtain new financing from other sources, including the possibility of additional debt facilities or the sale of equity to generate additional funds for operations and improve working capital.

In addition, the Company most recently received net proceeds of $2,405,000 from the sale of its Gulfport facility real estate to the Mississippi Department of Transportation pursuant to an eminent domain proceeding.

Notwithstanding the sale of such real estate, the Company will continue to operate a distribution facility in that Mississippi region. The Mississippi Department of Transportation will pay for all costs of relocation.

We believe the actions taken in response to the sharp decline in business will begin to become apparent in 2009. We anticipate another challenging year in 2009 and expect to take further steps as necessary to adjust our operations to preserve liquidity and position the Company to take advantage as conditions in the construction industry improve.

I would like to express our appreciation for the continued support of our shareholders, customers, vendors and employees. At this time we will open up to your questions. Please limit yourself to one question each so that we may allow time for follow up questions if anyone has one.

In order to ask a question, callers you need to hit star 1 and you'll be queued up and advised when to speak. Time permitting, again, we'll ask follow up questions. Thank you.

Coordinator:

Thank you. Once again that's star 1 at this time for questions.

We have a question coming from (Ken Rucker). Thank you. Your line is open.

(Ken Rucker):

Yes. Hi guys. Congratulations on getting through the year. Wow.

Daniel Ponce:

You have no idea how much we appreciate that Ken. It's been trying.

(Ken Rucker):

Yeah. Anyway I have a question regarding - apparently there's some Federal stimulus money coming for insulation credits. Do you - do you folks do any of that kind of stuff or not?

Howard Ehler:

You're saying installation credit?

(Ken Rucker):

No, insulation.

Howard Ehler:

Oh, insulation.

(Ken Rucker):

Yeah. Are you into that at all?

Howard Ehler:

Well we - a very small part of our business is installing insulation. It's probably related - is it relating to - you know, the construction, or installing insulation, or is it just the sale of the product insulation.

(Ken Rucker):

I think it's - if people buy it then they're going to get a - regardless of how they do it, whether they do it themselves or whether it's done, you know, by someone else, they're going to get a credit, a Federal tax credit for, you know, installing it.

Daniel Ponce:

Hey (Ken), what I think that is if I've got it - if my analysis - and I haven't in any shape or form analyzed the stimulus bill so let's not pretend that we - you know, we're all kind of scratching around here. I think that credit is intended to a homeowner.

(Ken Rucker):

Oh.

Daniel Ponce:

A homeowner will get a credit if in fact they buy insulation products just like a homeowner today can get credit for buying new high efficiency air conditioners or heating devices, et cetera.

(Ken Rucker):

Okay. Okay.

Daniel Ponce:

So it's a third party kind of a credit.

(Ken Rucker):

Oh, I see.

Daniel Ponce:

So to answer your question, we've not looked into that. I mean it may be something we should look at and maybe...

((Crosstalk))

(Ken Rucker):

Well it seems like it would stimulate, you know, that kind of sales...

((Crosstalk))

Daniel Ponce:

Well remember our customer is the contractor. Our customer is the installation...

(Ken Rucker):

Yeah.

Daniel Ponce.

...group that's putting in insulation. Our customer is not the ultimate homebuyer or homeowner.

(Ken Rucker):

Okay. Okay. Got it now.

Daniel Ponce:

But it's something worth looking at. Thanks for...

((Crosstalk))

Daniel Ponce:

...bringing it up.

(Ken Rucker):

Okay. I don't know if you've got time for another question or not.

Daniel Ponce:

Go ahead.

(Ken Rucker):

Who's the investment banker that you're referring to that you hired?

Daniel Ponce:

Howard, you want to go and handle that?

Howard Ehler:

Sure. The firm that we're working with is Wiley Dickson, it’s a group of fellows that we're working with and they're based in South Carolina.

(Ken Rucker):

Okay.

Daniel Ponce:

It's a company called Sequence and a company called Wiley Dickson. They're a joint partnership. (Ian Dickson) and (Porter Wiley) are some folks that we've known that have been analysts and investment bankers in this industry for a number of years. And they brought in the Sequence group which is based - are they out of Chicago Howard?

Howard Ehler:

I believe they're based out of Chicago. It's actually Sequence Investment Partners.

(Ken Rucker):

Okay.

((Crosstalk))

Daniel Ponce:

Out of Chicago.

(Ken Rucker):

My only - you know, my only comment is they're usually expensive but...

((Crosstalk))

Daniel Ponce:

Well, believe it or not, investment bankers are hungry in this environment too.

(Ken Rucker):

Well I understand why you contacted them. I don't have any problem there but they're usually...

((Crosstalk))

(Ken Rucker):

...pretty expensive. I don't - any inkling at all on a turnaround?

Daniel Ponce:

You know, we're fighting the fight on a daily basis. I mean a little bit - there's a little bit of a flattening out in the month of March. I think a lot of the economy's seen some of that. I mean people...

(Ken Rucker):

Okay.

Daniel Ponce:

...are reporting that in Florida at least. And, you know, and I guess the question we got to ask ourselves is that it has been so bad for so long...

(Ken Rucker):

Oh yeah.

Daniel Ponce:

...are we truly seeing a flattening out, a little bit of a turn, or is it just because the weather’s gotten better in the Southeast...

(Ken Rucker):

Yeah.

Daniel Ponce:

...so it's tough to tell. Now like one of the banks the other day reported that two months of earnings and the whole stock market jumped up a million points.

(Ken Rucker):

Okay.

Daniel Ponce:

You know, we...

((Crosstalk))

(Ken Rucker):

Okay. All right. Well the last embarrassing question now are you all working for a dollar apiece?

Daniel Ponce:

No. We've dramatically cut everybody's salaries. Senior management reported this. What we did not report to you is that a year ago the Board of Directors all slashed all of their fees by more than half.

(Ken Rucker):

Okay. Well...

Daniel Ponce:

So everybody that works for us is in it together. I mean obviously...

((Crosstalk))

(Ken Rucker):

Yeah I know. Okay. I was only kidding. It's been pretty difficult I know. Good luck guys. I hope you - hope you do better this year. It looks like we're on the cusp of a turnaround.

Daniel Ponce:

We sure hope so.

(Ken Rucker):

Yeah. Okay. Thank you.

Daniel Ponce:

Thank you.

Coordinator:

Once again if you do have a question, please press star 1 at this time. And at this time there are no further questions.

Daniel Ponce:

All right. Well again thank you today for participating those of you out there on the phone lines and we are all working very, very hard to make 2009 as best we can make it. And we will continue to fight the fight. Thank you so much.

Howard Ehler:

Thank you. Bye bye.

Coordinator:

Thank you. That does conclude today's conference and you may disconnect at this time.

END